Exhibit 3.41

                            ARTICLES OF INCORPORATION
                                       OF
                     MANITOWOC CRANE AND SHOVEL SALES CORP.
                     --------------------------------------

         The undersigned, desiring to form a corporation for profit under the general laws of Ohio, does hereby certify:

                                ARTICLE I - NAME
                                ----------------

         The name of said corporation shall be Manitowoc Crane and Shovel Sales Corp.

                          ARTICLE II - PRINCIPAL OFFICE
                          -----------------------------

         The place in the State of Ohio where the principal office is to be located is 300 Leader Building, Cleveland, Ohio 44114, in Cuyahoga County.

                             ARTICLE III - PURPOSE
                             ---------------------

         The purpose for which the corporation is formed is:

         (a) To engage in the industrial sales and service of heavy equipment and all related activities in conjunction therewith and to do all things necessary and appurtenant to such business;

         (b) To engage in any or all other lawful acts or activities for which corporations may be formed under Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

                         ARTICLE IV - OUTSTANDING SHARES
                         -------------------------------

         The maximum number of shares which the corporation is authorized to have outstanding is 500 shares, all of which shall be common shares without par value.

                               ARTICLE V - CAPITAL
                               -------------------

         The amount of the capital with which the corporation will begin business will be not less than Five Hundred Dollars ($500.00).